Exhibit 99.1

                        Press Release dated May 21, 2003

          KAHALA CORP. TO FILE FORM 15 TO DEREGISTER ITS COMMON STOCK
                    WITH SECURITIES AND EXCHANGE COMMISSION

SCOTTSDALE, Ariz.--(BUSINESS WIRE)--Kahala Corp. (OTC BB: KAHA.OB) (the "Company") - today announced that it plans to transition to become a private company by filing, during the week of March 24, 2003, a Form 15 with the Securities and Exchange Commission ("SEC") to deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934. The Company expects the deregistration to become effective within 90 days of the filing with the SEC.

Upon filing of the Form 15, the Company's obligation to file with the SEC certain reports and forms, including Forms 10-KSB, 10-QSB and 8-K, will immediately cease. In addition, the common stock of Kahala Corp. will no longer be eligible for quotation on the OTC Bulletin Board.

According to Kevin Blackwell, the Company's Chairman and CEO, "after careful consideration, our Board of Directors decided to take this action because we believe that the advantages of continuing as a public company are far outweighed by the disadvantages."

The Board of Directors considered several factors in making this decision. These include, but are not limited to, (i) the reduced number of the Company's common stockholders of record; (ii) the fact that the Company's stock is very thinly traded; (iii) the nature and extent of the trading in the Company's common stock; (iv) the lack of analyst coverage and minimal liquidity for the Company's common stock; and (v) the costs, both direct and indirect, associated with the preparation and filing of the Company's periodic reports with the SEC. The Company had anticipated that its legal, accounting, and insurance costs would increase substantially as a result of recently enacted legislation affecting all public companies. In addition to the significant time and cost savings resulting from deregistration, this action will allow management of the Company to focus its attention and resources on implementing the Company's business plan and exploring financing and strategic alternatives for the business.

Mr. Blackwell concluded, "based upon the expected cost and time savings, the Company believes that it will be better positioned as a private company to enhance long-term shareholder value."
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ABOUT KAHALA CORP.:

Kahala Corp. currently owns and franchises the following quick service restaurants: (i) Ranch * 1; (ii) Surf City Squeeze; (iii) Frullati Cafe & Bakery; and (iv) Rollerz. Ranch * 1 owns, operates, and franchises quick service restaurants under the Ranch * 1 name that specialize in the sale of grilled and fried chicken sandwiches and other grilled and fried chicken products, Ranch * 1 famous fries, and other food and beverage items. Both Surf City Squeeze and Frullati Cafe & Bakery are franchisors of juice bars/smoothie stores and healthy food cafes throughout the United States, Canada, and the Middle East that offer the Company's signature line of smoothies, sandwiches, salads, soups and other healthy snacks. Rollerz is a franchisor and operator of retail stores serving gourmet rolled sandwiches, signature soups and salads, and blended fruit drinks/smoothies. There are currently approximately 270 outlets open nationwide of the Company's four concepts. To learn more about the Company and its four concepts, please visit its website at www.kahalacorp.com.

The information in this Press Release includes certain "forward-looking" statements within the meaning of the Safe Harbor provisions of Federal Securities Laws. Investors are cautioned that such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including the future financial performance of the Company. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitors, and general economic risks and uncertainties.

Ranch * 1, Surf City Squeeze and Frullati Cafe & Bakery are registered trademarks of Kahala Corp. or one of its wholly-owned subsidiaries. Rollerz is a trademark of Kahala Corp. or one of its wholly-owned subsidiaries.

Contact:

KAHALA CORP., SCOTTSDALE, AZ,
INVESTOR RELATIONS